Exhibit 10.24

Principal Loan Date Maturity Loan No Call/Coll Account Officer Initials $602,000.00 03 - 16 - 2022 09 - 16 - 2027 19011000079 16 TRADITT00 F24 References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. An item above containin "***" has been omitted due to text len h limitations. DocuSign Envelope ID: 39490372 - 55A7 - 46C8 - A583 - 549A54B0F9AC BUSINESS LOAN AGREEMENT Borrower: Tradition Transportation Group, Inc.; Freedom Freight Solutions, LLC; Tradition Leasing System L.L.C.; Tradition Transportation Company LL.C. ; and Tradition Logistics L.L.C. 300 Growth Parkway Suite A Angola, IN 46703 Lender: First Financial Bank NA lndlanapolls LPO - Commerclal PO BOX 540 Terre Haute, IN 47808 - 0540 (812) 238 - 6000 THIS BUSINESS LOAN AGREEMENT dated March 16 , 2022 , s made and executed between Tradition Transportation Group, Inc .; Freedom Freight Solutions, LLC ; Tradition Leasing System L . L . C .; Tradltl Transportation Company L . LC . ; and Tradition Logistics L . L . C . ("Borrower") and First Financial Bank NA ("Lender") on the following terms an conditions . Borrower has received prior commercial loans from Lender or has applied to Lender tor a commercial loan or loans or other financl I accommodations, Including those which may be described on any exhibit or schedule attached to this Agreement . Borrower understands and agrees that : (A) in granting, renewing, or extending any Loan, Lender i s relying upon Borrower's representations, warranties, and agreements as set forth In this Agreement ; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender's sol t judgment and discretion ; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement . TERM . This Agreement shall be effective as of March 16 , 2022 , and shall continue in full force and effect until such time as all of Borrower's Loans in favor of Lender have been paid in full, including princip I, interest, costs, expenses, attorneys' fees, and other fees and charges, or until such time as the parties may agree in writing to terminate thi $ Agreement . CONDITIONS PRECEDENT TO EACH ADVANCE . Lender's obligktion to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender's satisfabtion of all of the conditions set forth in this Agreement and in the Related I Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Note; (2) Security Agreements granting to Lender security interests in the Collateral ; (3) I financing statements and all other documents perfecting Lender's Security Interests ; (4) evidence of insurance as required below ; (5) guaranties ; (6) together with all such Related Documents as Lender may require for the Loan ; all in form and substance satisfactory to Lender and Lender's counsel . Borrower's Authorization . Borrower shall have provided in arm and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, th Note and the Related Documents . in addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require . Payment of Fees and Expenses . Borrower shall have paid to l lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document . Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreenient are true and correct. No Event of Default. There shall not exist at the time of an Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document. t MULTIPLE BORROWERS . This Agreement has been executed by ultiple obligors who are referred to in this Agreement ind i vidually, collectively and interchangeably as "Borrower . " Unless specifically stated o the contrary, the word "Borrower" as used in this Agreement, including without limitation all representations, warranties and covenants, shall include all Borrowers . Borrower understands and agrees that, with or without notice to any one Borrower, Lender may (A) make one or more additional secured or unsecured loans or otherwise extend additional credit with respect to any other Borrower ; (8) with respect to a 1 y other Borrower alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of ny indebtedness . including increases and decreases of the rate of interest on the indebtedness; (CJ exchange, enforce, waive, subordinate, ail or decide not to perfect, and release any security, with or without the substitution of new collateral; (D) release, substitute, agree not to sue, or deal with any one or more of Borrower's or any other Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; (E) determine how, when and what application of , payments and credits shall be made on any indebtedness; (F) pply such security and direct the order or manner of sale of any Collateral, including without limitation, any non - judicial sale permitted by the terms of the controlling security agreement or deed of trust , as Lender i n its discretion may determine; (G) sell, transfer, assign or grant par t 1 i , ipation s in all or any part of the Loan; (H) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting; (I) settle or compromise any indebtedness; and (J) subordinate the payment of all or any part of any of Borrower's indebtedness tb Lender to the payment of any liabilities which may be due Lender or others . REPRESENTATIONS AND WARRANTIES . Borrower represents an& warrants to Lender, as of the date of this Agreement , as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists : Organization . Tradition Transportation Group, Inc . is a corJoration for profit which is, and at all times shall be , duly organized, validly existing, and in good standing under and by virtue of the l laws of the State of Indiana . Tradition Transportation Group, Inc . is duly authorized to transact business in all other states in which Tradition Transportation Group, Inc . is doing business, having obtained all necessary filings, governmental licenses and approvals for e 1 ach state in which Tradition Transportation Group, Inc . is doing business . Specifically, Tradition Transportation Group, Inc . is, and at an l times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition . Tradition Transportation Group, Inc . has the full power and authority to own its properties and to trans 1 act the business in which it is presently engaged or presently proposes to engage . Tradition Transportation Group, Inc . maintains an dttice at 300 Growth Parkway Suite A, Angola, IN 46703 . Unless Tradition Transportation Group, Inc . has designated otherwise in writirg, the principal office is the office at which Tradition Transportation Group, Inc . keeps its books and records including its records concer'ling the Collateral . Tradition Transportation Group, Inc . will notify Lende r prior to any change in the location of Tradition Transportation Group, lnc . 's state of organization or any change in Tradition Transportation Group, lnc . 's name . Tradition Transportation Group, Inc . shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi - governmental authority or court applicable to Tradition Transportation Group, Inc . and Tradition Transportation Group, Inc . 's business activities. J Freedom Freight Solutions, LLC is a limited liability company which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of lndi 1 na. Freedom Freight Solutions, LLC is duly authorized to transact business in

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DocuSign Envelope ID: 39490372 - 55A7 - 46C8 - A583 - 549A54B0F9AC BUSINESS LOAN AGREEMENT (Continued) Page 2 all other states in which Freedom Freight Solutions, LLC is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Freedom Freight Solutions, LLC is doing business . Specifically, Freedom Freight Solutions, LLC is, and at all times shall be, duly qualified as a foreign limited liability company in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition . Freedom Freight Solutions, LLC has the full power and authority to own its properties and to transact the business In which it is presently engaged or presently proposes to engage . Freedom Freight Solutions, LLC maintains an office at 300 Growth Parkway Ste A, Angola, IN 46703 . Unless Freedom Freight Solutions, LLC has designated otherwise i n writing, the principal office is the office at which Freedom Freight Solutions, LLC keeps its books and records i ncluding its records concerning the Collateral . Freedom Freight Solutions, LLC will notify lender prior to any change in the location of Freedom Freight Solutions, LLC's state of organization or any change in Freedom Freight Solutions, LLC's name . Freedom Freight Solutions, LLC shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulat i ons , rules , ordinances, statutes, orders and decrees of any governmental or quasi - governmental authority or court applicable to Freedom Freight Solutions, LLC and Freedom Freight Solutions, LLC's business activities . Tradition leasing System l . L . C . is a limited liability company which is, and at all times shall be, duly organized , validly existing, and In good standing under and by virtue of the laws of the State of Indiana . Tradition Leasing System L . l . C . is duly authorized to transact business in all other states in which Tradition Leasing System L . l . C . is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Tradition Leasing System l . l . C . isdoing business . Specifically, Tradition Leasing System l . l . C . is , and at all times shall be, duly qualified as a foreign limited liabillty company in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition . Tradition Leasing System l . L . C . has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage . Tradition Leasing System L . l . C . maintains an office at 300 Growth Park Way, Angola, IN 46703 . Unless Tradition leasing System L . L . C . has designated otherwise in writing, the principal office is the office at which Tradition Leasing System L . LC . keeps its books and records including its records concerning the Collateral . Tradition leasing System L . l . C . will notify Lender prior to any change in the location of Tradition Leasing System l . l . C . 's state of organization or any change in Tradition Leasing System L . l . C . 's name . Tradition Leasing System l . L . C . shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules , ordinances , statutes, orders and decrees of any governmental or quasi - governmental authority or court applicable to Tradition Leasing System L . L . C . and Tradition Leasing System L . l . C . 's business activities . Tradition Transportation Company l . l . C . is a limited liability company which is, and at all times shall be , duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Indiana . Tradition Transportation Company L . l . C . is duly authorized to transact business in all other states in which Tradition Transportation Company L . l . C . is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Tradition Transportation Company L . L . C . Is doing business . Specifically, Tradition Transportation Company L . l . C . is , and at all times shall be, duly qualified as a foreign limited liability company i n all states in which the failure to so qualify would have a material adverse effect on its business or financial condition . Tradition Transportation Company l . l . C . has the full power and authority to own its properties and to transact the business i n which it is presently engaged or presently proposes to engage . Tradition Transportation Company L . l . C . maintains an office at 300 Growth Parkway, Angola, IN 46703 . Unless Tradition Transportation Company l . L . C . has designated otherwise in writing, the principa l office is the office at which Tradition Transportation Company l . l . C . keeps its books and records including its records concerning the Collateral . Tradition Transportation Company L . l . C . will notify Lender prior to any change in the location of Tradition Transportation Company l . L . C . 's state of organization or any change in Tradition Transportation Company L . l . C . 's name . Tradition Transportation Company L . L . C . shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules , ordinances, statutes, orders and decrees of any governmental or quasi - governmental authority or court applicable to Tradition Transportation Company L . l . C . and Tradition Transportation Company L . l . C . 's business activities . Tradition Logistics l . l . C . is a limited liability company which is, and at all times shall be, duly organized . validly existing , and in good standing under and by virtue of the laws of the State of Indiana . Tradition logistics L . l . C . is duly authorized to transact business in all other states in which Tradition Logistics l . L . C . is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Tradition Logistics l . L . C . is doing business . Specifically , Tradition logistics l . L . C . is, and at all times shall be, duly qualified as a foreign limited liability company in all states In which the failure to so qualify would have a material adverse effect on Its business or financial condition . Tradition Logistics L . L . C . has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage . Tradition Logistics L . l . C . maintains an office at 300 Growth Parkway, Angola, IN 46703 . Unless Tradition Logistics L . l . C . has designated otherwise in writing, the principal office is the office at which Tradition Logistics l . L . C . keeps its books and records including its records concerning the Collateral . Tradition Logistics L . l . C . will notify Lender prior to any change in the location of Tradition Logist i cs l . L . C . 's state of organization or any change in Trad i tion Logistics l . l . C . 'sname . Tradition logistics l . L . C . shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi - governmental authority or court applicable to Tradition Logistics L . l . C . and Tradition logistics L . l . C . 's business activities . Assumed Business Names . Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower . Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business : None . Authorization . Borrower's execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with , result in a violation of, or constitute a default under (1) any provision of (a) Borrower's articles of incorporation or organization, or bylaws, or (b) Borrower's articles of organization or membership agreements, or (c) any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower's properties . Flnanclal Information . Each of Borrower's financial statements supplied to lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to lender . Borrower has no material contingent ob l igations except as d i sclosed in such financial statements . Legal Effect . This Agreement constitutes, and any instrument or agreement Borrower Is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms . Properties . Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or i n writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties . All of Borrower's properties are titled in Borrower's lega l name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years .

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DocuSign Envelope ID: 39490372 - 55A7 - 46C8 - A583 - 549A54B0F9AC BUSINESS LOAN AGREEMENT (Continued) Page3 Hazardous Substances . Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that : (1) During the period of Borrower's ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, d i sposal , release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral . (2) Borrower has no knowledge of, or reason to believe that there has been (a) any breach or violation of any Environmental Laws ; (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral ; or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters . (3) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of the Collateral ; and any such activity shall be conducted in compliance with all applicable federal, state, and l ocal laws, regulations, and ordinances, including without limitation all Environmental Laws . Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement . Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person . The representations and warranties contained herein are based on Borrower's due diligence in investigating the Collateral for hazardous waste and Hazardous Substances . Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution i n the event Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral . The prov i sions of this section of the Agreement, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by lender's acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise . Litigation and Claims . No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower ' s financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing . Taxes . To the best of Borrower's knowledge, all of Borrower's tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided . Lien Priority . Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such Collateral . Binding Effect . This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assign s , and are legally enforceable in accordance with their respective terms . AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will: Notices of Claims and litigation . Promptly inform Lender in writing of (1) all material adverse changes in Borrower's financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor . Financial Records . Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times . Financial Statements. Furnish Lender with the following: Additional Requirements . Financial Statements . Furnish Lender with the following : As soon as available, but In any event not later than ninety (90) days after the end of each fiscal year of the Borrower, Bo 1 Tower's audited balance sheet and audited statements of income, accumulated earnings, and cash flows for such year, setting forth In each case In comparative form the figures for the previous year, prepared by an independent certified public accountant satisfactory to Lender . In addition, as soon as available , but In any event not later than thirty (30) days after the end of each month, Borrower's balance sheet and statements of Income, accumulated earnings, and cash flows for the respective fiscal year - to - date period, all prepared In accordance with GAAP, setting forth In each case in comparative form the figures for the previous fiscal year - to - date period and certified by an officer of Borrower as being true and correct . Lender, in its sole discretion, reserves the abilHy to change the required times and frequencies of submissions of financial statements by Borrower . In addition to any other financlal reporting requirements of Borrower to Lender, Borrower agrees to furnish to Lender, at times and frequencies determined appropriate by Lender In Hs sole discretion from time to time, Federal and State Income tax returns, borrowing base certificates, aging of recelvables and payables, Inventory schedules, budgets, forecasts, and other reports wtth respect to Borrower's financial condHion and business operations . All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct . Additional Information. Furnish such additional information and statements, as Lender may request from time to time. Financial Covenants and Ratios. Comply with the following covenants and ratios: Minimum Income and Cash flow Requirements . Maintain not less than the following Minimum Net Income level : Maintain an Annual Cash Row Coverage Ratio In excess of 1 . 20 to 1 . 00 . The term "Annual Cash Flow Coverage Ratio" means a ratio, the numerator of which Is the Borrower's Net Income After Tax In accordance with GAAP, but excluding extraordinary gains and losses and nonrecurring Income as determined by the Lender In Its sole discretion, less dividends or withdrawals from capital, plus the aggregate amounts deducted In determining Net Income After Tax In respect of Interest, depreciation, depletion, and amortization expense, In each case determined In accordance with GAAP, all for the then most recently ended fiscal year period, and the denominator of which Is Borrower's Current Portion of Long Term Debt at the Borrower's prior fiscal year end plus the aggregate amount deducted In determining the Net Income After Tax in respect of Interest expense for the then most recently ended fiscal year period, determined In accordance with GAAP . "Current Portion of Long Term Debt" means at any time, and with respect to any llabllltles for borrowed money of Borrower, the portion of such liabilities for borrowed money which by Its terms Is due on demand or within one year from such time . Tangible Net Worth Requirements . Other Net Worth requirements are as follows : Maintain a Tangible Net Worth of at least

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DocuSign Envelope ID: 39490372 - 55A7 - 46C8 - A583 - 549A54B0F9AC BUSINESS LOAN AGREEMENT (Continued) Page4 $ 5 , 000 , 000 . 00 . The term "Tangible Net Worth" meana Bo 1 TOwer's total assets excluding all intangible aaseta (i . e . goodwill, trademarks, patents, copyrights, organizational expenses, and similar Intangible items as classified by Lender In its sole discretion) leaa total debt . Thia minimum level of Tangible Net Worth should ba maintained at all times and may ba evaluated at any time . Maintain a DebVTanglble Net Worth Ratio not In excesa of 4 . 50 to 1 . 00 . The term "Debt/Tangibl e Net Worth Ratio" means a ratio, the numerator of which is Borrower's Total Liabilities, In accordance with GAAP , and the denominator of which la Borrower's Tangible Net Worth . The term "Tangible Net Worth" means Borrower's total assets excluding all intangible aaaeta {I . e . goodwill, trademarks, patents, copyrights, organizational expenses, and almllar Intangible Items as claaaHied by Lender In Its sole discretion) leaa total debt . Thia ratio should be maintained at all times and may ba evaluated at any time . Additional Requirements . Unleaa waived In writing by Lender, Borrower shall provide Lender, at times and frequencies determined appropriate by Lender In Its sole discretion from time to time, a borrowing base certificate, In the form prescribed by Lender or such other form as shall ba acceptable to Lender, completed as of the applicable valuation date, setting forth the borrowing base as computed In accordance with the requirements of Lender . Lender, In Its sole discretion, reserves the ablllty to change the required times and frequencies of the aubmiaalona of the borrowing base certificate by Borrower . Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made In accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct . Insurance . Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender . Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days prior written notice to Lender . Each insurance policy also shall include an endorsement providing that coverage In favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person . In connection with all policies covering assets in which Lender holds or is offered a security interest for the loans, Borrower will provide Lender with such lender's loss payable or other endorsements as Lender may require . Insurance Reports . Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following : (1) the name of the insurer ; (2) the risks insured ; (3) the amount of the policy ; (4) the properties insured ; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values ; and (6) the expiration date of the policy . In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral . The cost of such appraisal shall be paid by Borrower . Guaranties . Prior to disbursement of any Loan proceeds, furnish executed guaranties of the Loans in favor of Lender, executed by the guarantors named below, on Lender's forms, and in the amounts and under the conditions set forth In those guaranties . Names of Guarantors Bulwark capital, L.LC. James Lynn Evans Timothy Edward Evans Joseph Michael Davia Amounts Unllmlted Unlimited Unlimited Unlimited Other Agreements . Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements . Loan Proceeds . Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by lender in writing . Taxes, Charges and Liens . Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits . Provided how eve r . Borrower will not be required to pay and discharge any such assessment, tax, charge , levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower's books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP . Performance . Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement , in the Related Documen ts , and in all other instruments and agreements between Borrower and Lender . Borrower shall notify Lender immediately in writing of any default in connection with any agreement . Operations . Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel ; provide written notice to Lender of any change in executive and management personnel ; conduct its business affairs In a reasonable and prudent manner . Environmental Studies . Promptly conduct and complete, at Borrower's expense, all such Investigations, studies, samplings and testings as may be requested by Lender or any governmental authority relative to any substance, or any waste or by - product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directiv e , at or affecting any property or any facility owned, leased or used by Borrower . Compliance with Governmental Requirements . Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower's properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act . Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests In the Collateral are not jeopardized . Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest . Inspection . Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records . If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party , Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense . Environmental Compliance and Reports . Borrower shall comply in all respects with any end all Environmental Laws ; not cause or permit to

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DocuSign Envelope ID: 39490372 - 55A7 - 46C8 - A583 - 549A54B0F9AC BUSINESS LOAN AGREEMENT (Continued) Page 5 exist, as a result of an intentional or unintentional action or omission on Borrower's part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment , unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities ; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there Is damage to the environment and/or other natural resources . Addltlonal Assurances . Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests . LENDER'S EXPENDITURES . If any action or proceeding is commenced that would materially affect Lender's interest In the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, Including but not limited to Borrower's failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral . All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower . All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand ; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy ; or (2) the remaining term of the Note ; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity . NEGATIVE COVENANTS . Borrower covenants and agrees with Lender that while this Agreement Is in effect, Borrower shall not, without the prior written consent of Lender : Continuity of Operations . (1) Engage In any business activities substantially different than those in which Borrower is presently engaged, (2) cease operations, liquidate, merge or restructure as a legal entity (whether by division or otherwise), consolidate with or acquire any other entity, change its name, convert to another type of entity or redomesticate, dissolve or transfer or sell Collateral out of the ordinary course of business, or (3) pay any dividends on Borrower's stock (other than dividends payable in its stock), provided , however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a "Subchapter S Corporation" (as defined in the Internal Revenue Code of 1986 , as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of Borrower's stock, or purchase or retire any of Borrower's outstanding shares or alter or amend Borrower's capital structure . CESSATION OF ADVANCES . If Lender has made any commitment to make any Loan to Borrower , whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds If : (A) Borrower or any Guarantor is i n default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender ; (B) Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt ; (C) there occurs a material adverse change in Borrower's financial condition, In the financial condition of any Guarantor, or in the value of any Collateral securing any Loan ; or (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor"s guaranty of the Loan or any other loan with Lender . RIGHT OF SETOFF . To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account) . This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future . However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law . Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts . DEFAULT. Each of the following shall constitute an Event of Default under this Agreement: Payment Default . Sorrowor fails to mako any paymont when duo under the Loan. Other Defaults . Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or In any of the Related Documents or to comply with or to perform any term , obligation, covenant or condition contained in any other agreement between Lender and Borrower . False Statements . Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower"s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter . Insolvency . The dissolution or termination of Borrower's existence as a going business , the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower . Defective Collaterallzatlon . This Agreement or any of the Related Documents ceases to be In full force and effect (including fallure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason . Creditor or Forfeiture Proceedings . Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self - help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan . This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender . However, this Event of Default shall not apply if there Is a good faith dispute by Borrower as to the validity or reasonableness of the claim which Is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute . Events Affecting Guarantor . Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent , or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness . Change In Ownenihlp . Any change in ownership of twenty - five percent ( 25% ) or more of the common stock of Borrower . Adverse Change . A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Loan Is impaired . Insecurity . Lender in good faith believes itself Insecure .

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DocuSlgn Envelope ID: 39490372 - 55A7 - 46C8 - A583 - 549A54B0F9AC BUSINESS LOAN AGREEMENT (Continued) Page6 EFFECT OF AN EVENT OF DEFAULT . If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender"s option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described In the "Insolvency'' subsection above, such acceleration shall be automatic and not optional . In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at l aw, in equity, or otherwise . Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently . Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies . All Loans shall be repaid under all circumstances without re l ief from any Indiana or other valuation and appralsement laws . MISCELLANEOUS PROVISIONS . The following miscellaneous provisions are a part of this Agreement : Amendments . This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement . No alteration of or amendment to this Agreement shall be effective unless given In writing and signed by the party or parties sought to be charged or bound by the alteration or amendment . Attorneys' Fees ; Expenses . Borrower agrees to pay upon demand all of Lender's costs and expenses, including Lender"s attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement . Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement . Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post - judgment collection services . Borrower also shall pay all court costs and such additional fees as may be directed by the court . Caption Headings . Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement . Consent to Loan Participation . Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender . Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters . Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests . Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests In the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation Interests . Borrower further walves all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan . Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender . Governing Law . This Agreement will be governed by federal law appllcable to Lender and, to the extent not preempted by federal law, the laws of the State of Indiana without regard to Its conflicts of law provisions . This Agreement has been accepted by Lender In the State of Indiana . Choice of Venue . If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Vigo County, State of Indiana . Joint and Several Liability . All obligations of Borrower under this Agreement shall be joint and several, and all references to Borrower shall mean each and every Borrower . This means that each Borrower signing below is responsible for all obligations in this Agreement . Where any one or more of the parties is a corporation, partnership, limited liability company or similar entity, it is not necessary for Lender to inquire into the powers of any of the officers, directors, partners, members, or other agents acting or purporting to act on the entity's behalf, and any obligations made or created In reliance upon the professed exercise of such powers shall be guaranteed under this Agreement . NO Waiver by Lender . Lender shall not be deemed to have waived any rights under this Agreement unless such waiver Is given in writing and signed by Lender . No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right . A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement . No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any of Borrower's or any Grantor's obligations as to any future transactions . Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any Instance shall not constitute continuing consent to subsequent instances where such consent is required and In all cases such consent may be granted or withheld in the sole discretion of Lender . Notices . Any notice required to be given under this Agreement shall be given in writing , and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited In the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement . Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address . For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address . Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by lender to any Borrower is deemed to be notice given to all Borrowers . Severablllty . If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any person or circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other person or circumstance . If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable . If the offending provision cannot be so modified, it shall be considered deleted from this Agreement . Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality , validity or enforceability of any other provision of this Agreement . Subsidiaries and Afflliates of Borrower . To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used In this Agreement shall include all of Borrower's subsidiaries and affiliates . Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financ i al accommodation to any of Borrower's subsidiaries or affiliates . Successors and Assign, . All covenants and agreements by or on behatt of Borrower contained i n this Agre e ment or any Related Documents shall bind Borrower's successors and assigns and shall Inure to the benefit of Lender and its successors and assigns . Borrower

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DocuSign Envelope ID: 39490372 - 55A7 - 46C8 - A583 - - 549A54B0F9AC BUSINESS LOAN AGREEMENT (Continued) Page 7 shall not, however, have the right to assign Borrower's rights under this Agreement or any interest therein, without the prior written consent of Lender . Survival of Representations and WarTantlea . Borrower understands and agrees that in making the Loan, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents . Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the making of the Loan and delivery to Lender of the Related Documents, shall be continuing in nature, and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur . Time Is of the Essence . Time is of the essence in the performance of this Agreement . Waive Jury . All parties to this Agreement hereby waive the right to any Jury trial In any action, proceeding, or counterclaim brought by any party against any other party . DEFINITIONS . The following capitalized words and terms shall have the following meanings when used in this Agreement . Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America . Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require . Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code . Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement : Advance . The word "Advance" means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower's behalf on a line of credit or multiple advance basis under the tenns and conditions of this Agreement . Agreement . The word "Agreement" means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time . Borrower . The word "Borrower" means Tradition Transportation Group, Inc .; Freedom Freight Solutions, LLC ; Tradition Leasing System L . l . C .; Tradition Transportation Company L . l . C . ; and Tradition Logistics L . L . C . and includes all co - signers and co - makers signing the Note and all their successors and assigns . Collateral . The word "Collateral" means all property and assets granted as collateral security for a Loan , whether real or personal property , whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust , factor's lien, equipment trust, conditional sale, trust receipt, lien, charge , lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise . Environmental Laws . The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental R espo ns e , Compensation, and Liability Act of 1980 , as amended, 42 U . S . C . Section 9601 , et seq . ("CERCLA") , the Superfund Amendments and Reauthorization Act of 1986 , Pub . L . No . 99 - 499 ("SARA"), the Hazardous Materials Transportation Act, 49 U . S . C . Section 1801 , et seq . , the Resource Conservation and Recovery Act, 42 U . S . C . Section 6901 , et seq . , or other applicable state or federal laws, rules, or regulations adopted pursuant thereto . Event of Default . The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this Agreement . GAAP . The word "GAAP" means generally accepted accounting principles . Grantor . The word "Grantor" means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan . including without limitation all Borrowers granting such a Security Interest . Guarantor . The word "Guarantor" means any guarantor, surety, or accommodation party of any or all of the Loan . Guaranty . The word "Guaranty" means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note . Hazardous Substances . The words "Hazardous Substances • mean materials that, because of their quantity , concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when Improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled . The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws . The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by - products or any fraction thereof and asbestos . Indebtedness . The word "Indebtedness" means the Indebtedness evidenced by the Note or Related Documents , i nclud ing all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents . Lender . The word "Lender" means First Financial Bank NA, its successors and assigns . Loan . The word "Loan" means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time . Note . The word "Note" means the Note dated March 16 , 2022 and executed by Tradition Transportation Group, Inc .; Freedom Freight Solutions, LLC ; Tradition Leasing System L . L . C .; Tradition Transportation Company L . L . C . ; and Tradition Logistics L . L . C . in the principal amount of $ 602 , 000 . 00 , together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement . Related Documents . The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds , collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing , executed in connection with the Loan . Security Agreement . The words "Security Agreement'' mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing , governing, representing, or creating a Security Interest . Security Interest The words "Security Interest" mean, without limitation, any and all types of collateral security, present and future,

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DocuSign Envelope ID: 39490372 - 55A7 - 46C8 - A583 - 549A54B0F9AC BUSINESS LOAN AGREEMENT (Continued) Page 8 whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop p l edge , chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract , lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise. BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT IS DATED MARCH 16, 2022. BORROWER : TRADIL!ON TR s'l,'oRJATIO"iGROUP, INC. TTw.6ftut ttfW o.Y ti,, t S F4F601 \ 11)CD8B464 . Timothy Edward Evans, President and CEO of Tradition Transportation Group, Inc . By: :n; lim1GHT SOLUTIONS, LLC . J t - S U111Wv S .. J! . - . - . - . - - =,= - - , - ---- = - ,.,......,... - --- = - - = - - - - James Lynn Evans, Member/President of Freedom Freight Solutions, LLC llGN•l!.£AelNG SYSTEM L.L.C. J6S j fltb1A}U osep · c:Witel , Member/President of Tradition Leasing System L.L.C. TR!E''t'R'A'IU!9PORTATION COMPANY L.L.C. By : 'l'iw.dlu1 1:;J,w1AYJ t; \ M,IA,S Tlmo ,+v - an_s_M,e - m be r/P=res - ide nt & Cc:Ec:O o , , - - Traditlon Transportation Company L.L.C. TR •• Member/President of Tredltlon LENDER: FIRST FINANCIAL BANK NA • •: ::w;•:;:1Al. - I / IA . B v M l a iil< ' ' A ' Friio o i ' n , C o - m_m_e _ r _ c la I Lo_a_n Off=l - ce_r Lue/Pro, Vttt. 21.4.0.034 Cq:ir. Anam USA Cotpomlon 1 99 7 , 2022. Al R lg hel Reaetved. • IN 1"Pl'C40.FC TR - 104 PR - 30

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